SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               __________________

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):                  July 24, 1995



                           K-tel International, Inc.
             (Exact name of registrant as specified in its charter)



                                   Minnesota
                 (State or other jurisdiction of incorporation)

          0-6664                                       41-0946588
  Commission File Number                   (IRS Employer Identification No.)


             2605 Fernbrook Lane North, Minneapolis, MN 55447-4736
                    (Address of principal executive offices)



    (612) 559-6800
Registrant's Telephone Number


Item 5.  Other Events


         On July 24, 1995, the Board of Directors of K-tel International, Inc. (the "Company") approved the sale of its consumer entertainment business to Simitar, Inc. ("Purchaser"), a corporation controlled by the Company's President and Chief Executive Officer, Mickey Elfenbein. The Company will retain and continue to operate its non-entertainment consumer products business, including the two domestic subsidiaries (the "Remaining Subsidiaries") operating the retained business. Upon consummation of the transaction, Mr. Elfenbein and certain of the officers of the Company who will be employed by the Purchaser will resign their positions with the Company. Philip Kives, the Company's major shareholder, will continue as Chairman of the Company. For the year ended June 30, 1995, the net sales from the Company's entertainment products business were approximately 80% of total net sales. The balance of the net sales were from the Remaining Subsidiaries.

         At closing, the Company will sell to Purchaser three domestic subsidiaries and ten foreign subsidiaries (the "Entertainment Subsidiaries") through which the Company operates its consumer entertainment business and which own the master recording rights to over 2,500 music recordings. The purchase price for the Entertainment Subsidiaries is $25,000,000 payable in immediately available funds at closing subject to the following adjustments: (1) increased by the net profit in excess of $200,000 from the production and distribution of consumer products (other than consumer entertainment products) by the Company and its Remaining Subsidiaries for the period from July 1, 1994 to the date of closing (the "Consumer Products Profit Adjustment"), and (2) increased by the amount by which the agreed value of the net assets of the Company and the Remaining Subsidiaries on a consolidated basis, after giving effect to the sale of the Entertainment Subsidiaries but excluding receipt of the purchase price (the "Remaining Asset Value"), is less than $1,000,000. On the first anniversary of the closing, the purchase price will be increased by up to $400,000 or decreased depending on the disposition of certain consumer product inventory of the Remaining Subsidiaries classified as "slow moving" based on a formula under the purchase agreement. In addition, at closing all intercompany payables will be repaid and certain bank indebtedness will be repaid by the primary obligors of the debt.

         As of June 30, 1995, the purchase price for the Entertainment Subsidiaries would have been $25,000,000 plus an estimated (1) zero for the Consumer Products Profit Adjustment, and (2) $3,800,000 to bring the Remaining Asset Value to $1,000,000, or a total estimated purchase price of $28,800,000 before any additional adjustment for slow moving inventory on the first anniversary of closing. As of June 30, 1995, the Company and the Remaining Subsidiaries owed approximately $6,100,000 to the Entertainment Subsidiaries and were responsible for approximately $1,500,000 of bank indebtedness. The Company has net operating loss carry forwards which the Company believes will be sufficient to eliminate any federal income tax consequences from the sale of the Entertainment Subsidiaries, except for alternative minimum taxes. If the transaction closed on June 30, 1995, the Company's net cash position would have been increased by an estimated $21,200,000.

         At closing, the parties will enter into the following additional agreements: (1) a trademark agreement pursuant to which Purchaser and its subsidiaries have certain rights, without any additional payment, to use the Company's K-tel tradenames and trademarks in the United States and certain foreign countries for specified periods of time, (2) sublease agreements pursuant to which the Company will sublease 4,600 square feet of office space and 30,500 square feet of warehouse space in Minneapolis, Minnesota from one of the Entertainment Subsidiaries through March 13, 1996, with an option to extend the sublease for six months, for the Company's consumer products business at a pass-through of the rent and other obligations, and (3) a record license agreement pursuant to which the Company will have the non-exclusive right to utilize the master recordings catalog of the Entertainment Subsidiaries to produce one album for sale by the Company through infomercials for certain royalty fees.

         Consummation of the transactions contemplated by the purchase agreement is subject to a number of conditions, including Purchaser obtaining satisfactory financing for the acquisition and its working capital needs, no material adverse litigation, no material adverse change in the Entertainment Subsidiaries (other than the discontinuance of certain operations), approval of the transactions by the Company's shareholders, receipt of all necessary consents or approvals, and delivery of a fairness opinion to the Company's Board of Directors. If Purchaser has not obtained a written financing commitment by September 8, 1995 or if the transactions do not close on October 16, 1995, the Company may terminate the purchase agreement unless waived by the Company, extended pursuant to certain automatic extensions in the purchase agreement or otherwise mutually agreed by the parties. The Company has retained Van Kasper & Company ("Van Kasper") as its investment banker. Van Kasper indicated to the Company's Board of Directors when it considered the transactions at its meeting on July 24, 1995 that Van Kasper was in a position to render a fairness opinion on the transaction. Mr. Kives beneficially owns approximately 63% of the Company's outstanding common stock and intends to vote his shares to approve the transactions at the meeting of the Company's shareholders to consider the transactions.

         There can be no assurance, however, that all of the conditions to the transactions will be satisfied or that the transactions will be consummated. Failure to consummate the transactions will result in material expenses to the Company which will not be reimbursed and, in such event, there may be other operational or management changes to address recent adverse results in certain of the Company's subsidiaries.

         On the same day as the transactions between the Company and Purchaser are consummated, Mickey Elfenbein, Purchaser and K-5 Leisure Products, Inc. ("K-5") which is controlled by Philip Kives will consummate certain transactions pursuant to a stock transfer and loan repayment agreement among them. K-5 will receive 350,000 shares of the Company's common stock currently owned by Mr. Elfenbein and a note for approximately $1,100,000 from Purchaser in repayment of indebtedness owed by Mr. Elfenbein to K-5 and affiliated entities and in exchange for Purchaser receiving K-5's 53% ownership in Simitar Entertainment, Inc. ("SEI"), a video entertainment production and distribution company. Mr. Elfenbein currently owns 43% of SEI and will contribute his interest in SEI to Purchaser in connection with these other transactions. The sale of the Entertainment Subsidiaries and the transactions contemplated by the stock transfer and loan repayment agreement are conditioned on the simultaneous closings of each other.

         The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibits in this Report.

Item 7.  Exhibits.

Exhibit No.                Description

 2 Agreement for Purchase and Sale dated as of June 28, 1995 by and between K-tel International, Inc. and Simitar, Inc.

10.1 Stock Transfer and Repayment Agreement dated as of June 28, 1995 among K-5 Leisure Products, Inc., Simitar, Inc. and Mickey Elfenbein.

99.1                               Press Release of K-tel International, Inc.
                                   dated July 24, 1995.


                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 15, 1995                    K-TEL INTERNATIONAL, INC.



                                        By s/s Mark J. Dixon
                                           Mark J. Dixon, Vice President-Finance
                                           and Chief Financial Officer/Treasurer


INDEX TO EXHIBITS


Agreement for Purchase and Sale dated as of
June 28, 1995 by and between K-tel International,
Inc. and Simitar, Inc.......................................................2

Stock Transfer and Repayment Agreement,
dated as of June 28, 1995 among K-5 Leisure
Products, Inc., Simitar, Inc. and Mickey Elfenbein.........................10.1

Press Release of K-tel International, Inc.
dated July 24, 1995........................................................99.1